SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549


                            FORM 8-K



                         CURRENT REPORT
             PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



 Date of Report (Date of earliest event reported): December 22, 1998



               THE MACNEAL-SCHWENDLER CORPORATION
        (Exact Name of Registrant as Specified in Charter)


      DELAWARE               1-8722              95-2239450
  -----------------    ------------------    -------------------
  (State or Other       (Commission File        (IRS Employer
    Jurisdiction            Number)          Identification No.)
 of Incorporation)


    815 COLORADO BOULEVARD, LOS ANGELES, CALIFORNIA     90041
  -------------------------------------------------------------
    (Address of Principal Executive Offices)        (Zip Code)



 Registrant's telephone number including area code:  (323) 258-9111

                         Not applicable.
 --------------------------------------------------------------
 (Former name or former address, if changed since last report.)

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Item 2.   Acquisition or Disposition of Assets.

          On December 22, 1998, The MacNeal-Schwendler
Corporation ("MSC") acquired Knowledge Revolution, a California corporation ("KR"), pursuant to an Agreement and Plan of Merger dated as of December 22, 1998 among MSC, MSC Holdings Co., a wholly-owned subsidiary of MSC (the "MSC Subsidiary"), KR and Paul Baszucki, as shareholder representative (the "Merger Agreement"). Pursuant to the Merger Agreement, the MSC Subsidiary merged with and into KR with KR being the surviving corporation and a wholly-owned subsidiary of MSC. KR is a developer and distributor of 2-dimensional and 3-dimensional motion simulation software for design engineers and analysts, including the Working Model series of products.

          The purchase price of the acquisition paid to shareholders and holders of options and warrants of KR was $19,225,000. The purchase price was determined through arms-length negotiations between members of the executive committee of MSC and representatives of KR. MSC considered the revenues and results of operations of KR in recent periods, estimates of the business potential of KR, KR's software offerings in the motion simulation market segment and other synergies of the two companies (such as leveraging technology and distribution channels). In connection with the acquisition, MSC has established a retention bonus plan in the amount of $500,000 for employees of KR who continue their employment following the acquisition.

          MSC funded a portion of the purchase price by drawing under its existing line of credit with Union Bank of California and the remainder out of available cash. MSC is currently investigating whether alternate financing methods would be desirable to replenish cash and repay the amounts drawn under the line of credit.

          Copies of the Merger Agreement and the press release dated December 22, 1998 are attached hereto as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference.

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Item 7.   Financial Statements, Pro Forma Financial Information
     and Exhibits

     (a)  Exhibits.

Exhibit Number      Description

2.1 Agreement and Plan of Merger dated as of December 22, 1998 by and among The MacNeal-Schwendler Corporation, MSC Holdings Co., Knowledge Revolution and Paul Baszucki, as shareholder representative. (1)

99.1                Press release issued December 22, 1998.
_________________
(1) The Schedules and Exhibits to the Agreement and Plan of Merger are not filed herewith. The registrant will furnish supplementally a copy of any of the Schedules or Exhibits to the Commission upon request.

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          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                         THE MACNEAL-SCHWENDLER CORPORATION



                         By:  /s/ Louis A. Greco
                              ---------------------------
                                Louis A. Greco
                                Chief Financial Officer


Date:  January 4, 1999

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